China Housing & Land Development Inc. Announces Second Quarter 2010 Financial Results

Press Release Source: China Housing & Land Development, Inc. On Thursday August 12, 2010, 7:00 am EDT

XI'AN, China, Aug. 12 /PRNewswire-Asia-FirstCall/ -- China Housing & Land Development, Inc. ("China Housing" or the "Company"; Nasdaq: CHLN) today announced its unaudited financial results for the quarter ended June 30, 2010.

    Highlights for 2nd Q 2010:

    -- Total revenues increased 9.0% to $36.6 million compared to $33.6 million in the first quarter of 2010, and increased 61.1% from $22.7 million in the second quarter of 2009.

    -- Contract sales decreased 15.4% to $38.4 million compared to $45.4 million in the first quarter of 2010 and increased 90.1% from $20.2 million in the second quarter of 2009.

    -- Total gross floor area ("GFA") sales were 46,459 sq. meters, compared to 61,666 sq. meters in the 2010 first quarter period and 31,141 sq. meters in the 2009 second quarter period.

    -- Average residential selling price ("ASP's") in the second quarter were RMB 5,641, a 12.2% increase from RMB 5,027 in the first quarter of 2010 and 27.3% increase from RMB 4,430 in the second quarter of 2009 .

    -- Gross profit increased 59.5% to $10.3 million from $6.5 million in the first quarter of 2010 and 43.3% from $7.2 million in the second quarter of 2009. Second quarter 2010 gross profit margin was 28.2% compared to gross profit margin of 19.3% in the 2010 first quarter period and gross profit margin of 31.7% in the second quarter of 2009.

    -- SG&A expenses as a percentage of total revenue was 10.3%, compared to 7.6% in the 2010 first quarter period and 8.6% in the 2009 second quarter period.

    -- Operating income increased 91.7% to $5.7 million from $3.0 million in the first quarter of 2010, and increased 51.6% from $3.8 million in the second quarter of 2009.

    -- Net income attributable to the Company in the second quarter of 2010 was $5.6 million, or $0.17 per basic share and $0.13 per diluted share. Excluding a $1.4 million, or $0.04 gain associated with the revaluation of derivatives and warrants, net income was $4.2 million, or $0.13 per basic share and $0.13 per diluted share.

Mr. Pingji Lu, China Housing's Chairman, commented, "Our second quarter results were respectable given the challenging market environment. JunJing II Phase Two and Puhua Project continued to serve as the main revenue drivers in our business. Our average selling price trends were favorable in the second quarter increasing 12.2% sequentially and 27.3% from our prior year second quarter largely due to an improved product mix associated with our Puhua Project. Our project sales direction is trending more toward slightly higher end projects such as Puhua which can result in ongoing ASP and gross margin improvements in the coming quarters."

"We are also encouraged with several important initiatives that can benefit our business performance moving forward. This includes a central government program that offers lower interest rates to first time apartment buyers and upgraders. We also hope to benefit from our establishment of a road show marketing team that travels to nearby provinces to target high income working professionals to purchase our apartments in Xi'an. Industry research shows that average selling prices and transaction volume in the Xi'an market continued to remain stable."

Total revenue in the second quarter of 2010 increased to $36.6 million from $33.6 million in the first quarter of 2010 and $22.7 million in the second quarter of 2009. In the second quarter of 2010, most of the Company's revenue came from its JunJing II Phase Two and Puhua project. Contract sales totaled $38.4 million of residential and commercial unit sales from its JunJing II Phase Two, Puhua project and other completed projects, representing a total of GFA 46,459 square meters.

Gross profit for the three months ended June 30, 2010 was $10.3 million, representing an increase of 43.3 percent from $7.2 million in the same period of 2009. The gross profit margin for the three months ended June 30, 2010 was 28.2 percent compared with 31.7 percent in the same period of 2009 and 19.3 percent in the first quarter of 2010. Due to the increased sales of Jun Jing II Phase Two and Puhua project, gross profit increased as a result of increased revenue. Our gross margin decreased 3.5% compared with same period in 2009, but increased 8.9% compared with first quarter of 2010, as we sold fewer parking lots during the first quarter of 2010, which typically have a 3%-6% gross profit margin.

SG&A expense was $3.8 million in the second quarter of 2010, compared to $2.5 million in the first quarter of 2010 and $1.9 million in the second quarter of 2009. As a percentage of total revenue, SG&A expenses increased to 10.3% from 7.6% in the first quarter of 2010 and 8.6% in the second quarter of 2009. The increase in SG&A is associated with the increased sales and increased projects compared with the same period of 2009. The increased SG&A mainly includes marketing and travel expenses associated with Puhua project, as the Company started our marketing road show in other provinces in Western China. The initiation of JunJing III also increased administrative and marketing expenses

Operating income in the second quarter of 2010 increased to $5.7 million from $3.0 million in the first quarter of 2010 and $3.8 million in the second quarter of 2009.

2Net income attributable to China Housing in the second quarter of 2010 was $5.6 million, or $0.17 per basic share and $0.13 per diluted share. Excluding a $1.4 million, or $0.04 per share gain associated with the revaluation of derivatives and warrants, net income was $4.2 million, or $0.13 per basic share and $0.13 per diluted share. This performance compares to a net loss of ($10.5) million, or ($0.34) per diluted share, in the second quarter of 2009, which includes a ($13.1) million, or ($0.42) non-cash charge associated with the revaluation of derivatives and warrants.

    Sequential Quarterly Revenue Breakout Comparison

	Q2 2010
	Revenue
Project	Recognized	GFA Sold	ASP
	($)	(m2)	(RMB)
Projects Under Construction
JunJing II Phase Two	21,855,313	23,199	5,691
Puhua Project	8,887,590	18,013	5,524
Projects Completed
JunJing II Phase One 3,135,381 3,504 6,106
Tsining-24G	110,835	35	21,878
JunJing I	1,077,115	1,500	4,900
Additional Project	154,152	208	5,057

Other Income	1,373,409
Total	36,593,795	46,459	5,641
	Q-o-Q Change	(24.7%)	12.2%

	Unsold	Q1 2010
		Revenue
Project	GFA	Recognized	GFA Sold	ASP
	(m2)	($)	(m2)	(RMB)
Projects Under Construction
JunJing II Phase Two	7,609	15,161,722	26,415	5,426
Puhua Project	572,117	11,454,564	25,741	4,742
Projects Completed
JunJing II Phase One	2,584	4,095,525	6,295	5,263
Tsining-24G	1,921	15,684	8	14,015
JunJing I	6,456	1,296,725	2370	3,735
Additional Project	990	366,841	836	2,996
Other Income		1,181,853
Total	591,677	33,572,914	61,666	5,027

As of June 30, 2010, China Housing reported $68.3 million in unrestricted cash, compared to $66.3 million as of March 31, 2010 and $10.1 million as of June 30, 2009. Total debt was $130.9 million on June 30, 2010, compared to $92.9 million as of March 31, 2010, and $48.5 million as of June 30, 2009. Net debt as a percentage of total capital was 40.6% on June 30, 2010, compared to 23.9% on March 31, 2010 and 26.2% on June 30, 2009.
	Q2 2010
		First
	Unsold	Pre-sales
Projects in Planning	GFA	Scheduled
	(m2)
JunJing III	47,153	September 2010
Park Plaza	180,000	Q4 2010
Golden Bay	378,887	Q2 2011
Total projects in planning	606,040

2010 Outlook

"Our original full year guidance projection included construction expansion into surrounding provinces. However, central government policies have led to more hesitation in the broader real estate market which has diminished our plans to expand into other nearby provinces at present. This pullback directly resulted in a reduction of our annual revenue growth expectations for this year. We continue to view other real estate projects outside of Xi'an as compelling investment opportunities and will evaluate further expansion initiatives outside of Xi'an as overall real estate market sentiment continues to improve.

Within the Xi'an region, we continue to be quite active with our project plans. In addition to revenue from our primary projects-JunJing II Phase Two and Puhua Project, our plan related to our two other projects remains on schedule. We expect that JunJing Garden III and Park Plaza will generate pre- sales in September and in the fourth quarter of 2010, respectively. As market conditions continue to stabilize, we believe our business will continue to pick up, particularly in the fourth quarter. As we look into 2011, the growth in our business should go forward favorably as we move further away from the 2010 government policies that impacted the entire real estate industry and benefit us from the addition of new projects to our schedule." concluded Mr. Lu.

2010 total contract sales are expected to reach US$168 to $205 million, a 62%-97% increase compared to $103.9 million in 2009. Total recognized revenue in 2010 is expected to reach US$135 to $165 million, a 56%-91% increase compared to $86.6 million in 2009. The Company is reporting contract sales estimates compared to revenue as it is not subject to percentage of completion alterations.

Conference Call Information

China Housing's management will host an earnings conference call on Thursday, August 12, 2010 at 8:30 a.m. U.S. Eastern Time. Listeners may access the call by dialing #1-719-457-2677. To listen to the live webcast of the event, please go to http://www.viavid.net .. Listeners may access the call replay, which will be available through August 19th, by dialing #1-719-457-0820; passcode: 5244707.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ. The Company's news releases, project information, photographs, and more are available on the internet at http://www.chldinc.com ..

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

    For more information, please contact:

    China Housing contacts
     Mr. Cangsang Huang
     Chief Financial Officer
     Tel:   +86-29-8258-2648 in Xi'an
     Email: chuang@chldinc.com

     Ms. Jing Lu
     Chief Operating Officer, Board Secretary, and Investor Relations Officer
     Tel:   +86-29-8258-2639 in Xi'an
     Email: jinglu@chldinc.com / English and Chinese

     Mr. Shuai Luo
     Investor Relations
     Tel:   +86 29.8258.2632 in Xi'an
     Email: Laurentluo@chldinc.com / English and Chinese

     Mr. Bill Zima, ICR
     Tel:   +1-203-682-8200 in United States
     Email: William.Zima@icrinc.com

     Ms. Annie Chen, ICR
     Tel:   +86-10-6599-7966 in Beijing
     Email: Annie.Chen@icrinc.com

(Financial Tables Follow)

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
(Unaudited

	June 30,	December 31,
	2010	2009
ASSETS
Cash & cash equivalents	$68,316,347	$36,863,216
Cash - restricted	779,672	701,017
Accounts receivable, net of
allowance for doubtful
accounts of $392,550 and
$389,996, respectively	8,966,489	6,088,482
Other receivables and prepaid
expenses	4,029,933	2,484,221
Real estate held for development or
sale	109,755,284	103,003,529
Property and equipment, net	15,283,212	15,307,478
Asset held for sale	14,720,084	14,301,564
Advance to suppliers	652,859	10,368,386
Deposits on land use rights	53,114,051	28,084,346
Intangible assets, net	41,625,895	41,355,134
Goodwill	821,815	816,469
Deferred financing costs	475,628	411,457
Total assets	$318,541,269	$259,785,299
LIABILITIES
Accounts payable	$16,735,426	$20,706,263
Advances from customers	40,796,137	21,301,876
Accrued expenses	2,506,148	5,587,837
Payable for acquisition of
businesses	6,663,588	5,916,354
Income and other taxes payable	11,463,416	8,194,659
Other payables	4,771,743	4,524,288
Loans from employees	4,853,646	2,864,824
Loans payable	52,348,301	36,185,705
Deferred tax liability	13,723,678	11,505,181
Warrants liability	2,537,867	5,074,191
Fair value of embedded derivatives	4,037,264	3,991,047
Convertible debt	15,510,095	14,834,987
Mandatorily redeemable noncontrolling
interests in Subsidiaries	51,570,844	--
Total liabilities	227,518,153	140,687,212

SHAREHOLDERS' EQUITY
Common stock: $.001 par value,
authorized 100,000,000 shares
issued and outstanding
33,065,386 and 31,884,969,
respectively	33,065	31,885
Additional paid in capital	40,745,457	35,461,706
Common stock subscribed	--	252,118
Statutory reserves	4,922,248	4,922,248
Retained earnings	34,352,016	39,895,179
Accumulated other comprehensive
income	10,970,330	10,163,483
Total China Housing & Land
Development, Inc. shareholders'
equity	91,023,116	90,726,619
Noncontrolling interests	--	28,371,468
Total shareholders' equity	91,023,116	119,098,087
Total liabilities and
shareholders' equity	$318,541,269	$259,785,299

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Income (Loss)
    For The Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	3 Months	3 Months	6 Months	6 Months
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
REVENUES
Sale of properties	$35,220,386	$21,180,940	$67,611,447	$34,106,809
Other income	1,373,409	1,534,893	2,555,262	2,536,951
Total revenues	36,593,795	22,715,833	70,166,709	36,643,760
COST OF SALES
Cost of sales of
properties	25,691,338	15,016,997	52,253,225	24,138,943
Cost of other
income	576,854	491,387	1,113,627	950,900
Total cost of sales	26,268,192	15,508,384	53,366,852	25,089,843
Gross margin	10,325,603	7,207,449	16,799,857	11,553,917
OPERATING EXPENSES
Selling, general, and
administrative
expenses	3,758,565	1,942,946	6,296,449	3,351,770
Security registration
expenses	--	606,742	--	1,206,742
Other expenses	65,381	150,327	188,032	190,123
Interest expense	447,475	446,899	954,500	784,977
Accretion expense on
convertible debt	345,926	296,164	675,108	577,986
Total operating
expenses	4,617,347	3,443,078	8,114,089	6,111,598
NET INCOME FROM
BUSINESS OPERATION	5,708,256	3,764,371	8,685,768	5,442,319
CHANGE IN FAIR VALUE
OF DERIVATIVES
Loss on extinguishment
of debt	2,180,492	--	2,180,492	--
Change in fair value
of embedded
derivatives	(1,307,129)	5,836,616	(1,873,335)	5,712,578
Change in fair value
of warrants	(2,242,663)	7,222,727	(2,797,264)	7,055,488
Total change in
fair value of
derivatives	(1,369,300)	13,059,343	(2,490,107)	12,768,066
Income (loss) before
provision for
income taxes and
noncontrolling
interest	7,077,556	(9,294,972)	11,175,875	(7,325,747)
Provision for income
taxes	1,531,461	1,347,914	2,540,992	2,061,555
Recovery of deferred
income taxes	(21,851)	--	(50,997)	--
Net income (loss)	5,567,946	(10,642,886)	8,685,880	(9,387,302)
Charge to
noncontrolling
interest	--	145,899	(14,229,043)	193,034
NET INCOME (LOSS)
ATTRIBUTABLE TO CHINA
HOUSING & LAND
DEVELOPMENT, INC.	$5,567,946	$(10,496,987)	$(5,543,163)	$(9,194,268)
WEIGHTED AVERAGE
SHARES OUTSTANDING
Basic	33,065,386	30,932,745	32,824,416	30,913,359
Diluted	35,302,785	30,938,070	34,752,732	30,916,036
NET INCOME (LOSS)
PER SHARE
Basic	$0.17	$(0.34)	$(0.17)	$(0.30)
Diluted	$0.13	$(0.34)	$(0.20)	$(0.30)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Comprehensive Income (Loss)
For The Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	3 Months	3 Months	6 Months	6 Months
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
NET INCOME (LOSS)	$5,567,946	$(10,642,886)	$8,685,880	$(9,387,302)
OTHER COMPREHENSIVE
INCOME (LOSS)
Gain (loss) in
foreign exchange	834,531	51,713	806,847	(311,420)
COMPREHENSIVE INCOME
(LOSS)	6,402,477	(10,591,173)	9,492,727	(9,698,722)
Charge to non
controlling
interest	--	145,899	(14,229,043)	193,034
Comprehensive
income (loss)
attributable
to China Housing &
Land Development,
Inc.	$6,402,477	$(10,445,274)	$(4,736,316)	$(9,505,688)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Cash Flows
For The Six Months Ended June 30, 2010 and 2009
(Unaudited)

	June 30,	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8,685,880	$(9,387,302)
Adjustments to reconcile net income to
cash provided by (used in) operating
activities:
Bad debt recovery	--	(275,265)
Depreciation	593,498	315,026
Gain on disposal of property and
equipment	(23,292)	(16,200)
Amortization of deferred financing costs	77,391	77,391
Recovery of future income taxes	(50,997)	--
Loss on extinguishment of debt	2,180,492	--
Change in fair value of embedded
derivatives	(1,873,335)	5,712,578
Change in fair value of warrants	(2,797,264)	7,055,488
Accretion expense on convertible debt	675,108	577,986
Non-cash proceeds from sales	--	(23,804)
(Increase) decrease in assets:
Accounts receivable	(2,554,513)	(2,689,972)
Other receivable and prepaid expense	(1,529,450)	(838,539)
Real estate held for development or sale	4,205,242	(33,922,050)
Advances to suppliers	9,424,848	13,738
(Deposit) refund on land use rights	(24,680,429)	13,363,368
Deferred financing costs	(140,684)	--
Increase (decrease) in liabilities:
Accounts payable	(4,134,870)	3,205,445
Advances from customers	19,230,257	922,457
Accrued expense	5,615,440	790,270
Other payable	207,410	(3,191,392)
Income and other taxes payable	3,204,854	2,031,450
Accrued security registration expenses	--	1,206,742
Net cash provided by (used in) operating
activities	16,315,586	(15,072,585)
CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(73,606)	52,887
Purchase of property and equipment	(970,673)	(478,557)
Notes receivable collected	--	149,549
Cash acquired from acquisition of
business	2,179	519,309
Proceed from sale of property and
equipment	--	194,006
Net cash (used in) provided by investing
activities	(1,042,100)	437,194
CASH FLOWS FROM FINANCING ACTIVITIES:
Investment and advances from
noncontrolling interest	--	267,605
Loans from bank	31,491,680	--
Payments on loans payable	(15,678,807)	(11,127,389)
Loans from or repayment to employees, net	1,956,931	670,493
Repayment of payables for acquisition of
businesses	(2,022,431)	(2,533,242)
Proceeds from exercise of warrants	--	320,815
Net cash provided by (used in) financing
activities	15,747,373	(12,401,718)
INCREASE/(DECREASE) IN CASH AND CASH
EQUIVALENTS	31,020,859	(27,037,109)
Effects on foreign currency exchange	432,272	(254,631)
CASH AND CASH EQUIVALENTS, beginning of
period	36,863,216	37,425,340
CASH AND CASH EQUIVALENTS, end of period	$68,316,347	$10,133,600

The accompanying notes are an integral part of these interim condensed consolidated financial statements.